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                                                                    EXHIBIT 99.2

FOR:  IMMEDIATE RELEASE


              FIDELITY FEDERAL BANK FILES OFFERING OF COMMON STOCK

          GLENDALE, CALIFORNIA, JUNE 17, 1994--Fidelity Federal Bank, a Federal Savings Bank, today announced that it has filed an offering circular on Form OC with the Office of Thrift Supervision for a proposed offering of a minimum of 20,952,381 shares, and a maximum of 22,000,000 shares, of Class A Common Stock and Class C Common Stock. All of the shares to be sold are being issued and sold by Fidelity. It is currently estimated that the initial public offering price of the Class A Common Stock and Class C Common Stock will be $5.25 per share. The net proceeds of the offering will be used to pay down liabilities of the Bank and for general corporate purposes. J.P. Morgan Securities Inc. will act as placement agent for the offering, which is being made on a best efforts basis.



          AN OFFERING CIRCULAR ON FORM OC RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE OFFICE OF THRIFT SUPERVISION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD, NOR MAY OFFERS TO BUY BE ACCEPTED, PRIOR TO THE TIME THE OFFERING CIRCULAR ON FORM OC BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.